Exhibit 10.1

CONFIDENTIALITY AND
PROPRIETARY RIGHTS AGREEMENT

This Confidentiality and Proprietary Rights Agreement ("Agreement") is a condition of employment and is entered into between me and Fannie Mae in or after July 2021. I understand and agree that this Agreement is binding upon me whether (i) I am already designated by Fannie Mae, and providing services to Fannie Mae, as a “Covered Employee” (as that term is defined below and which includes the Chief Executive Officer (CEO), President, Executive Vice Presidents (EVPs), Senior Vice Presidents (SVPs), Vice Presidents (VPs), or Fellows (hereinafter collectively “Officers”) and others) in any capacity; or (ii) if I have been, or am being, designated as or promoted to a Covered Employee of the company. In either circumstance, I understand that my acceptance of a Covered Employee position at Fannie Mae or my work/continuing to work for Fannie Mae as a Covered Employee indicates my acceptance of all the covenants and obligations of this Agreement.

1.Purpose, Consideration, and Effective Date

WHEREFORE I understand that in my role as a Covered Employee, I will have access to, and myself influence and develop, business relationships between and among third-parties (current and future) and Fannie Mae. I further understand that Fannie Mae now owns and expects to continue to develop “Confidential Information” (as that term is defined below), proprietary materials (including details about third-parties), and intellectual property of immeasurable value. I further understand that the success of Fannie Mae depends to a substantial extent upon the careful protection of this Confidential Information, proprietary material, and intellectual property. At times, I also may be privy to various privileged information. I understand that my leadership role and status as a Covered Employee and my heightened access to Confidential Information, proprietary materials, and intellectual property puts me in a position of significant responsibility to protect such information, materials, and property. I also understand that Fannie Mae’s willingness to provide me with access to this Confidential Information and these proprietary materials and intellectual property is expressly dependent on my willingness to consent to the conditions of this Agreement.

THEREFORE, in consideration of my access to, and utilization of, all the foregoing; my offer of employment or continued employment by Fannie Mae; my participation in and/or eligibility for specified ongoing and future at-risk compensation as a Covered Employee, as applicable; and for other good and valuable consideration, the sufficiency of which I expressly agree is adequate, I hereby acknowledge, this Agreement will become effective (i) if already employed as a Covered Employee, within thirty (30) days of receipt; or (ii) if hired as, promoted to, or designated as, a Covered Employee, when I begin to provide services in such role.

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2.Definitions

“Confidential Information”

As used in this Agreement, Confidential Information means information, data, or technology relating to Fannie Mae's products, services, business, personnel, or commercial activities that is not generally known to the public and:

•Derives actual or potential economic value from not being generally known; or
•Is of such character that Fannie Mae has a legitimate interest in maintaining its secrecy; or
•The unauthorized disclosure of which could be detrimental to the interests of Fannie Mae; or
•The unauthorized disclosure of which violates federal or state legal and/or regulatory requirements.

For purposes of this Agreement, Confidential Information includes all technical and business information of Fannie Mae, whether patentable or not, which is of a confidential, or trade secret, or proprietary character and which is either developed by me (alone or with others) or to which I have had access during my employment. Confidential Information shall also include confidential evaluations of, and the confidential use or non-use by Fannie Mae of, technical or business information publicly available.

Examples of Confidential Information include, but are not limited to, the following materials and information, whether having existed, now existing, or to be developed or created during my Fannie Mae employment:

a.Software. All information relating to existing software products and software in various stages of research and development, which are not generally known to the public or within the mortgage finance industry or other industries in which Fannie Mae competes (such as know-how, designs, specifications, algorithms, models, technical formulas, engineering data, benchmark test results, methodologies, procedures, techniques, and information processing processes) and the physical embodiments of such information (such as drawings, specification sheets, design notes, source code, object code, load modules, schematics, flow charts, logic diagrams, procedural diagrams, coding sheets, work sheets, documentation, annotations, printouts, studies, manuals, proposals and any other written or machine-readable manuals, proposals and any other written or machine-readable expressions of such information as are fixed in any tangible media).

b.Other Products and Services. All information relating to consulting, training and other proprietary products, processes or services, whether existing or in various stages of research and development, which are not

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generally known to the public or within the mortgage finance industry, computer industry or other industries in which Fannie Mae competes (such as know-how, specifications, technical data, engineering data, processes, techniques, methodologies, and strategies) and the physical embodiments of such information (such as drawings, schematics, specification sheets, instructor manuals, course materials, training aids, video cassettes, transparencies, slides, taped recordings of presentations, proposals, printouts, studies, contracts, maintenance manuals, documentation, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

c.Business Procedures. All information concerning or relating to the way Fannie Mae conducts its business that is not generally known to the public (such as internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contracts and other business information, computer system passwords and other computer security controls, financial information, distributor information, human capital strategy, personnel information, and employee data) and the physical embodiments of such information (such as check lists, samples, services and operational manuals, contracts, proposals, print-outs, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, employment records pertaining to employees other than myself, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

d.Marketing Plans and Counterparty Lists. All information pertaining to Fannie Mae's marketing plans and strategies, forecasts and projections, marketing practices, procedures and policies; financial data, discounts, margins, costs, credit terms, pricing practices, procedures and policies, goals and objectives; quoting practices, procedures and policies; and seller/servicer and other counterparty data (including counterparty lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective, existing or past counterparties and contract terms applicable to such counterparties), and the physical embodiments of such information (such as commitment agreements, counterparty lists, print-outs, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, listings of potential counterparties and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

e.Third-Party Information. All information to which I have access in the course of my employment with Fannie Mae and which is the property of,

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or relates to, any third-party (including the nature and extent of any relationship with such third-party to Fannie Mae) and which would constitute Confidential Information if such information were the property of, or related to, Fannie Mae.

f.Not Generally Known. Any information, in addition to the foregoing, that is not generally known to the public or within the industries in which Fannie Mae competes that gives Fannie Mae any advantage over its competitors, and the embodiment of such information in any tangible form, whether written or machine-readable in nature.

g.General Knowledge Not Confidential Information. The general skills, knowledge and experience gained during my employment with Fannie Mae, and information publicly available or generally known within the industries in which Fannie Mae competes, is not considered Confidential Information. Also, upon termination of my employment with Fannie Mae, I understand that I am not restricted from working with a person or entity that has independently developed information or materials similar to Confidential Information as long as I comply with my continuing obligations under this Agreement.

“Conflict(s) of Interest”

As used in this Agreement, the term “Conflict(s) of Interest” has the same meaning as that term is used in Fannie Mae’s Oversight of Designated Executive Officers’ Conflicts of Interest and Business Courtesies Matters Policy and/or the Conflict of Interest Policy as applicable and as updated and amended from time to time.

“Covered Employee”

As used in this Agreement, the term “Covered Employee” means all Officers and others below the Officer level specifically identified by Fannie Mae as Covered Employees. Consistent with the Standard (as that term is defined below), such designation will be entirely at the discretion of Fannie Mae and shall include those employees who work closely with firms, companies, corporations, partnerships, or any other natural or legal person maintaining a business relationship with Fannie Mae and who have the ability to make, recommend or influence business decisions relating to those firms, companies, corporations, partnerships, or natural or legal person. The designation of Covered Employees will also include, without limitation, all employees who manage primary relationships with Fannie Mae seller/servicers and counterparties.

“Key Employees”

The term “Key Employees” as that term is used in Section 5, below, includes all former (limited to 1 year prior to the initiation of any conduct prohibited by Section 5,

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below), current, and future Covered Employees and other employees who meet the following criteria:

•Worked with me, either as a direct report, in my management line (either above or below me), member of my team, as an internal stakeholder on any business matter, or otherwise collaborated with me (or others with whom I collaborated or who reported to me); and in such capacity and whether directly or indirectly, had responsibility for, provided services for, or worked on, or received reports about any matter of any kind involving the consideration of, development of, or other utilization of Fannie Mae’s Confidential Information or other proprietary information or third-party relationships; or
•Otherwise became aware, through either direct or indirect association with me, of Confidential Information (or matters developed from Confidential Information) about business strategies, relationships, or other proprietary information in connection with transactions, deals, and evaluation(s) of employees and/or third parties.

Notwithstanding the foregoing, no employee of Fannie Mae below the Director/Advisor levels or whose main job responsibility is to perform routine clerical or administrative functions shall be considered a Key Employee unless Fannie Mae has specific reason to believe (i) such employee may disclose such Confidential Information and (ii) I provided the information to such employee knowing, directly or indirectly, such employee may disclose such Confidential Information.

If I am unsure as to whether any individual is a Key Employee of Fannie Mae, I agree to treat him or her as such unless and until I have obtained a written exception as required by Section 5.b., below.

“Standard”

As used in this Agreement, the term ‘Standard” refers to Fannie Mae’s “Covered Employee External Employment Activities Standard” as currently in effect and as may be amended from time to time. The Standard is incorporated in this Agreement by reference.

3.Conditions of Employment

I understand that this Agreement unequivocally establishes that compliance with the Standard and protection of Confidential Information and avoidance of Conflicts of Interest are among the conditions of my employment by Fannie Mae. During and after my employment with Fannie Mae, I agree to abide by the terms of the Standard and I shall not, directly or indirectly, engage in any conduct that is intended to circumvent or otherwise violate the Standard.

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4.Protection of Confidential Information

During my employment with Fannie Mae, I agree that I will be provided access to Confidential Information and that I will occupy a position of trust and confidence with respect to Fannie Mae's affairs and business. I acknowledge that this Confidential Information has a unique, very substantial, and immeasurable independent economic value to Fannie Mae. I understand that all Confidential Information is the property of Fannie Mae or, as the case may be, shared by third parties with Fannie Mae with an expectation of confidentiality. I shall protect the confidential, trade secret and/or proprietary character of all Confidential Information for and on behalf of Fannie Mae. In that regard, I agree to take the following steps to preserve the confidential and proprietary nature of Confidential Information:

a.Non-Disclosure and No Waiver. During and after my employment with Fannie Mae, I shall not, directly or indirectly, use (for myself or another) or disclose any Confidential Information except as authorized by Fannie Mae and as necessary for the performance of my Fannie Mae duties. I agree that I shall maintain at my workstation or other places under my control only such Confidential Information that I have a current need to know for legitimate Fannie Mae business purposes. I will return to the appropriate person or location, or otherwise properly dispose of, all Confidential Information once my legitimate need to know no longer exists. I will only share or disclose Confidential Information to be shared on a need-to-know basis with Fannie Mae employees who have a legitimate business need to know such information, and as necessary to the performance of my Fannie Mae duties and with contractors, consultants, and other third parties who have a legitimate need to know such information and as necessary to the performance of my Fannie Mae duties provided that such individuals must also be subject to confidentiality and non-disclosure obligations. I understand that I am not allowed to sell, license, or otherwise exploit externally any products (including software in any form) that embody or otherwise use, in any manner, any Confidential Information. I understand that, to the extent I am or were made privy to any privileged matter, whether under the attorney client privilege or otherwise, Fannie Mae’s privileges may only be asserted or waived by Fannie Mae.

b.Third-Party Information. I recognize that Fannie Mae has received, and in the future will receive, from third parties confidential or proprietary information subject to a duty on Fannie Mae's part to maintain the confidentiality of such information and to use such information only for certain limited purposes. I agree that each such obligation pertaining to Confidential Information apply and shall also apply to the confidential, trade secret and proprietary information I learn of or acquire from such third parties during my Fannie Mae employment.

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c.Prevent Disclosure. I will take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information. Such reasonable precautions shall include, without limitation, compliance with this Agreement and with any Fannie Mae instructions, policies, or standards, and by proper supervision of subordinates concerning the same.

d.Safeguarding Material. I will use, handle, share, store, safeguard, and protect Confidential Information in accordance with applicable Fannie Mae policies, procedures, standards, and guidelines. I will not make copies of Confidential Information except where such copies are required for use in Fannie Mae's business.

e.Return All Materials. I will return to Fannie Mae all Confidential Information, and copies of the foregoing, as well as any derivatives thereof, at any time upon the request of Fannie Mae and without such prior request upon the termination of my Fannie Mae employment. I also agree to meet for an exit interview with the appropriate Human Resources personnel and shall return to Fannie Mae all Confidential Information in my possession at or before that interview. I agree that after my employment terminates, I will not retain any copies of any Confidential Information in any form, for any reason.

f.Verification. If I am unsure as to whether any information is Confidential Information, I shall treat it as such unless and until I have been advised otherwise by an authorized representative of Fannie Mae.

5.No Solicitation/Inducement of Key Employees

a.Restricted Period – As used in this Section 5, the “Restricted Period” refers to the period during my employment with Fannie Mae and continuing for a period of one (1) year immediately following the termination of my employment with Fannie Mae, whether my termination is voluntary or involuntary. This no solicitation/inducement obligation applies whether my employment is terminated by me, by Fannie Mae, or by a joint decision.

b.Except with the express, prior written consent of the Company’s General Counsel or the Senior Ranking Officer in Fannie Mae’s Human Resources department (as described in Section 19 of this Agreement), or their designee, I will not, during the Restricted Period, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation, solicit, hire, attempt to hire, induce to leave Fannie Mae or cease their

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employment relationship with Fannie Mae, or assist any other person or entity in hiring or attempting to hire, directly or indirectly, any of Fannie Mae's Key Employees for employment or to perform other services with any entities, firms, companies, corporations, partnerships, or any other natural or legal person, (i) maintaining a business relationship with Fannie Mae during the Restricted Period; or (ii) involved in marketing or developing any strategic plans, products, or services that are or are anticipated to be competitive with Fannie Mae's products or services.

I acknowledge that this covenant has a unique, very substantial, and immeasurable value to Fannie Mae and that it is reasonable in duration, scope, and effect. I further acknowledge that the scope of this Section 5 is reasonable because it is related directly to, and limited by, my heightened access to, and responsibility to protect Confidential Information, proprietary rights, and intellectual property. In that regard, I also understand and agree that the restriction in this Section 5 will not restrain me from working or engaging in my profession, and I have otherwise sufficient assets and skills to provide a livelihood for myself during the Restricted Period without having to violate this non-solicitation/inducement covenant. I agree that, if I breach this covenant, monetary damages would be an insufficient remedy for Fannie Mae and equitable enforcement of this covenant would be reasonable, necessary, and proper.

If I am a licensed to practice law, this non-solicitation covenant shall be interpreted in a manner consistent with any rule applicable to a licensed legal professional in the jurisdiction(s) of my licensure or registration.

6.No waiver of privilege.

I understand that, if I am a Covered Employee and/or a practicing attorney, such status does not allow me to waive any privilege held by Fannie Mae and, if an attorney, I am separately ethically obligated to protect the confidences, secrets, and privileges of Fannie Mae. I further understand that this non-solicitation/inducement obligation does not restrain me in any way from acting as legal counsel for any client other than Fannie Mae, even if the subject matter is the same or similar to the work I performed for Fannie Mae, unless such legal representation would be prohibited by my ongoing ethical and Employee Code of Conduct obligations.

7.Computer Security

During my Fannie Mae employment I agree that I will only use computer resources (both on and off Fannie Mae's premises) for which I have been granted access and then only to the extent authorized. I agree to comply with Fannie Mae's policies, standards, and procedures concerning computer security and the use of technology goods and services at Fannie Mae.

8.Assistance to a Government Department or Agency

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I understand that this agreement in no way limits my ability to provide information covered by this agreement to a state or federal government department or agency to assist such entity in the fulfillment of its duties. Further, in compliance with the Defend Trade Secrets Act of 2016 (codified at 18 U.S.C. § 1833), I acknowledge that I understand that I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. I further acknowledge that I understand that I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit, arbitration, or other proceeding, if such filing is made under seal or under other procedures necessary to preserve the confidentiality of the information. I also understand that if I file a lawsuit or arbitration claim concerning alleged retaliation by Fannie Mae for reporting a suspected violation of law, I may disclose trade secrets to my attorney and use the trade secret information in the court or arbitration proceeding, provided that I file under seal any document containing the trade secret and follow procedures necessary to preserve the confidentiality of the information, and that I do not disclose the trade secret, except pursuant to court or arbitration order.

9.Disclosure of Inventions

I will promptly disclose in confidence to the Fannie Mae Legal Department all inventions, improvements, ideas, and other innovations of any kind, whether or not patentable or copyrightable or protectable as trade secrets or otherwise, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during my employment with Fannie Mae, whether or not in the course of my employment ("Inventions"). Examples of Inventions include, but are not limited to business methods, models, formulas, processes, computer programs, databases, trade secrets, mechanical and electronic hardware, computer languages, user interfaces, documentation, marketing and new product plans, production processes, advertising, packaging, and marketing techniques, and improvements of the foregoing.

10.Protection of Intellectual Property/Assignment of Inventions

a.Enforcement of Intellectual Property Rights. I agree to assist Fannie Mae in every proper way to obtain for Fannie Mae and enforce patents, copyrights, and other legal protections for Works (as defined below) and Inventions belonging to Fannie Mae in any and all countries. I will execute any documents that Fannie Mae may reasonably request for use in obtaining or enforcing such patents, copyrights, or other intellectual property rights and other legal protections. My obligations under this Section 10.a. will continue beyond the termination of my employment with Fannie Mae, provided, however, that Fannie Mae will compensate

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me at a reasonable rate after such termination for time actually spent by me at Fannie Mae's request on such assistance.

b.Assignment of Inventions. I agree that all Inventions that (i) are developed in whole or in any part on Fannie Mae's time, (ii) are developed using Fannie Mae equipment, supplies, facilities or Confidential Information, (iii) result from work performed by me for Fannie Mae, or (iv) relate, at the time of conception or reduction to practice, to the business or the actual or demonstrably anticipated research or development of Fannie Mae, will be the sole and exclusive property of Fannie Mae and I hereby assign to Fannie Mae any and all rights, title and interest that I may have in any such Inventions in any and all countries, and in any associated patents, patent applications, copyrights, trade secret rights, and any other intellectual property rights. I recognize and agree that Inventions of the type described above conceived or made by me, alone or with others, within one year after the termination of my employment are likely to have been conceived in significant part while employed by Fannie Mae. Accordingly, I agree that all such ideas, inventions or discoveries shall be presumed to have been conceived during my Fannie Mae employment unless and until I have established the contrary by clear and convincing evidence. I understand that my obligations contained herein will survive the termination of my employment and that I will continue to make all disclosures required of me by this Section 10.

c.Assignment of Copyrightable Works. I understand and agree that any photographs, illustrations, writings, designs, software, programs, or other material eligible for copyright protection ("Works") that I create during my employment by Fannie Mae, whether before or after the signing hereof, shall be works-made-for-hire within the meaning of the Copyright Act. This shall be so regardless of whether the Works were created solely by me or with others, were created on or off Fannie Mae's premises or were created for Fannie Mae and/or submitted to Fannie Mae. In the event any such Works are determined not to be a work-made-for-hire, or any other issue arises affecting Fannie Mae's rights, title, and interest in and to such Works, I hereby transfer and assign to Fannie Mae, without further consideration, my entire rights, title, and interest in and to all such Works.

d.Transfer of Moral Rights. I hereby irrevocably transfer and assign to Fannie Mae all "Moral Rights" (as defined below) that I may have in or with respect to any Works or Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of Fannie Mae. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of any Works or Invention, to object to any distortion, mutilation or other modification of, or other derogatory action

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in relation to, any Work or Invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

11.Unauthorized Use of Trademarks

I agree that Fannie Mae has valuable trademark rights, which may not be used by me except within the scope of my employment by Fannie Mae. I agree that any unauthorized use in commerce of Fannie Mae's trademarks during or after my employment shall constitute trademark infringement and a breach of this Agreement and will cause significant and irreparable damage to Fannie Mae.

12.Publications

I agree not to submit any writing for publication or deliver any speech that contains any information relating to the business of Fannie Mae unless I receive advance review and written clearance from an authorized representative of Fannie Mae.

13.Conflicting Obligations and Rights of Former Employers

I represent and warrant that my performance of all terms of this Agreement, my work, and my duties as an employee of Fannie Mae will not knowingly infringe on or breach any patent, copyright, trademark, trade secret, any invention assignment, proprietary information, or other agreement (including without limitation any restrictive covenant, i.e., non-disclosure, non-solicitation, or non-competition agreement) with, or duty to, any former employer or other party. I represent that I will not bring with me to Fannie Mae, or use in the performance of my duties for Fannie Mae, any documents or materials of a former employer that are not generally available to the public. In addition, I will not disclose to Fannie Mae, or use for its benefit, any confidential, trade secret or proprietary information of others, including of any of my former employers, unless such use or disclosure is authorized by the party claiming ownership of the information.

14.Compensation Forfeiture, Claw back, and other Actions

I agree and acknowledge that certain at-risk compensation (including monies designated as long-term incentives and the at-risk portion of deferred salary, but not to include established base salary or the fixed portion of deferred salary) is and will continue to be specifically designated as consideration for this Agreement, as applicable. Such at-risk compensation is and will be earned based on Fannie Mae’s performance and Fannie Mae’s assessment of individual performance, including compliance with the terms and conditions of this Agreement. I understand that Fannie Mae intends to periodically

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provide at-risk compensation-related statements (related to additional future consideration, including, as applicable depending on my role, long term incentive targets or participation in the Executive Compensation Program). As affirmation of the terms of this Agreement including my obligation to comply with the Standard, I must execute each such statement within a reasonable time of its receipt, not to exceed 30 days. If I fail to execute any such periodic statement, I will be ineligible for the at-risk compensation described in such statement, and I will be in violation of this Agreement, which will subject me to appropriate disciplinary action under the Standard which may include, among other things, termination of employment.

Unless otherwise required by law and not withstanding any provision of any compensation plan, program, or agreement to the contrary, I understand and agree that, as set forth in the Appendix B to the Standard (a copy of Appendix B is attached to this Agreement for reference) my at-risk compensation is subject to reduction, forfeiture, recoupment, and repayment for violations of the Standard.

The preceding two paragraphs of this Section 14 do not apply to any Covered Employee, including the CEO, who receives only base salary. Notwithstanding this Section 14 and anything else in the Agreement about at-risk compensation, any Covered Employee, including the CEO, who receives only base salary (at the time this Agreement becomes effective or for any future year(s)) is subject to the applicable discipline provisions of the Standard based on the provision of other consideration as set forth in Section 1 of this Agreement.

I understand that compensation for SEC Executive Officers is also subject to recoupment and/or forfeiture in accordance with the Repayment Provisions for SEC Executive Officers as they may be amended from time to time.

I understand that Fannie Mae may adopt additional claw back policies or guidance in such other appropriate circumstances as may be permitted or required by applicable law.

To the extent that at-risk compensation is subject to more than one such requirement or policy, Fannie Mae, in its sole discretion will determine how to apply such requirement(s) or policies, subject to applicable law.

15.Enforcement

I hereby acknowledge and agree that each restriction or covenant contained in this Agreement is fair to me and reasonable in all respects, including subject matter, time, and geographical area, and is necessary to protect Fannie Mae's legitimate business interests. I further acknowledge that the Confidential Information I will have and have acquired during my Fannie Mae employment has a unique, very substantial, and immeasurable independent economic value to Fannie Mae. I further acknowledge that in the event of a violation of this Agreement or Standard (or other unauthorized use or disclosure of any Confidential Information) by me, whether direct or indirect, Fannie Mae's business

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interests will suffer irreparable injury and economic harm, the full extent of Fannie Mae's damages will be impossible to ascertain, and monetary damages may not be an adequate remedy for Fannie Mae. I therefore agree that Fannie Mae will be entitled to enforce this Agreement by an injunction or other equitable relief, without the necessity of posting bond or security, which I expressly waive, and that such equitable relief will not limit any other remedies that may be available to Fannie Mae. I understand that Fannie Mae may waive some of the requirements expressed in this Agreement, but that for such a waiver to be effective, it must be made in writing by the Senior Ranking Officer in Fannie Mae’s Human Resources department or their designee.

Any such waiver should not in any way be deemed a waiver of Fannie Mae's right to enforce any other requirements, covenants, or provisions of this Agreement. I agree that each of my obligations specified in this Agreement is a separate and independent covenant that shall survive any termination of this Agreement and that the unenforceability of any of them shall not affect the validity of the remaining obligations and only the unenforceable or invalid obligation will be deemed not to be a part of this Agreement and will not preclude the enforcement of any other covenants in this Agreement. To the extent that any provision of this Agreement is determined by a court of competent jurisdiction or arbitrator to be unenforceable because it is overbroad, that provision shall be limited and enforced to the extent permitted by applicable law. I understand that all controversies, disputes, and/or claims under this Agreement, including actions for injunctive or other equitable relief, are governed by Fannie Mae's Arbitration Agreement, dated January 21, 2015.

16.At Will Employment

Nothing herein is intended to, or does, create a contract, understanding, or commitment of any kind that Fannie Mae shall continue to employ me, nor shall this Agreement limit in any way either Fannie Mae’s and my right to terminate the employment relationship at any time, with or without cause, and with or without notice. I understand and agree that this Agreement does not change or modify the at-will nature of employment at Fannie Mae. Without limiting the generality of the foregoing, in addition to other means of enforcement, I acknowledge that I will be subject to discipline, including as set forth in the Standard, up to and including immediate dismissal for any breach of this Agreement.

17.Survival and Continuing Obligations

I understand that, in addition to those specifically referenced in this Agreement, I will continue to be subject to the various terms and conditions of employment with Fannie Mae including, but not limited to, those relating to Fannie Mae’s Employee Code of Conduct, departmental guidelines, management directives, and the Policies (including related standards) and Procedures included in the Risk and Compliance portal and/or otherwise on HomeSite or other Fannie Mae internal communications platform. In addition, the terms of the following types of prior written agreement(s) between the

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Parties (if any) shall remain in effect following the execution of this Agreement: Repayment Provisions For SEC Executive Officers as Amended and Restated from time to time; any other written agreements(s) obligating me to repay Fannie Mae monetary benefits already provided to me; any arbitration agreement(s); my Indemnification Agreement (if any), and any Director and Officer Insurance applicable to me and in effect during my employment. In the event of a conflict between the terms of this Agreement and the terms of any other surviving obligation between the parties, this Agreement shall prevail. If, prior to entry into this Agreement, I was subject to any Agreement on Ideas, Inventions, and Confidential Information (“Ideas Agreement”), I understand that such agreement remains in full force and effect until such time as this Agreement becomes effective as set forth in Section 1, above, at which point this Agreement supersedes the Ideas Agreement. There are no oral agreements between the parties that will remain in effect after execution of this Agreement.

18.New Employer

I understand and agree that Fannie Mae may provide a copy of this Agreement to any third-party by whom I may become employed or to whom I may render services in any other capacity. In addition, Fannie Mae may inform any known subsequent employer of mine that engages in business with Fannie Mae of applicable provisions of this Agreement to the extent they remain applicable to me.  If Fannie Mae determines in its sole discretion that it is needed to assure the protection of Confidential Information (including by enforcement of Section 5. No Solicitation/Inducement of Key Employees of this Agreement), it may include a request for assurance and confirmation from such third-party that it will take the steps needed not to interfere with my continuing obligations to Fannie Mae or allow any use whatsoever of the Confidential Information.

19.General Terms

Except as otherwise provided herein, this is my entire agreement with Fannie Mae with respect to its subject matter, which supersedes any prior oral or written, express or implied negotiations and agreements. This Agreement shall be governed by the laws of the District of Columbia without regard to conflict of law provisions. This Agreement may not be changed in any respect except by a written agreement signed by both myself and the Senior Ranking Officer in Fannie Mae’s Human Resources department, or their designee. If any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

By accepting an offer for a position as a Covered Employee of Fannie Mae (as such acceptance is maintained in the company’s system of record), or by working (or continuing to work) for Fannie Mae in or after July 2021, I acknowledge that I have reviewed this Agreement carefully and understand that the covenants and obligations it contains are binding on me.

CONFIDENTIALITY AND PROPRIETARY
RIGHTS AGREEMENT
Prepared: June 2021
Attachment 1 to Agreement

Appendix B (Schedule of Discipline) to
Covered Employee External Employment Activities Standard

Investigations will direct discipline for Covered Employees depending on precedent and factors identified in the Investigations procedure. Various options for enforcement may be directed as outlined in accordance with the Investigations Policy and Procedure including termination of employment. In addition, Fannie Mae may take any one or more of the actions described in the chart below. Nothing contained herein limits the ability of Fannie Mae to enforce the Repayment Provisions for SEC Executive Officers, as those provisions may be amended from time to time, or to pursue any other available remedies, or take any other actions, regarding Covered Employees.

In determining whether to take the actions below, the decisionmaker may consider the seriousness of the violation, the level and responsibilities of the Covered Employee, the intentional nature of the conduct of the Covered Employee, whether the Covered Employee was unjustly enriched, whether seeking the recovery would prejudice Fannie Mae’s interests in any way, including in a proceeding or investigation, and any other factors they deem relevant to the determination. Any action seeking to forfeit or recoup compensation as provided in this Appendix B must be initiated within one (1) year of the violation unless otherwise required by law.

Potential Compensation-related actions and actions regarding the CEO:

CEO
•Impose an extended period during which the CEO cannot engage directly with Fannie Mae on business matters following termination of employment.

SVPs, EVPs, and President (and any other employees who may participate in the Executive Compensation Program in the future)
•Forfeiture of up to 100% of At-Risk Deferred Salary that has not yet been paid
•Recoupment of up to 100% of At-Risk Deferred Salary that was paid during the period beginning one (1) year before, or ending one (1) year after, the violation

Vice Presidents, Fellows, and other Covered Employees
•Forfeiture of up to of 100% of unpaid Long-Term Incentive Awards that would otherwise be payable
•Recoupment of up to 100% of Long-Term Incentive Awards paid during the period beginning one (1) year before, or ending one (1) year after, the violation